                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549



                                       FORM 8-K



                                   CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15 (d) OF THE
                           SECURITES EXCHANGE ACT OF 1934



                  Date of Report (Date of earliest event reported):

                                    July 30, 1998

                                 BIG CITY RADIO, INC.
                (Exact Name of Registrant as Specified in its Charter)



           DELAWARE                    000-13715                 13-3790661
(State or other jurisdiction       (Commission File            (IRS Employer
       of incorporation)                Number)              Identification No.)


        11 SKYLINE DRIVE, HAWTHORNE, NEW YORK                     10532
       (Address of Principal Executive Offices)                 (Zip Code)



                                    (914) 592-1071
                  (Registrant's telephone number, include area code)

                                 BIG CITY RADIO, INC.


Item 2.   Acquisition or Disposition of Assets

          (a) As Big City Radio, Inc. (the "Company") initially reported in its Form 10-Q for the fiscal quarter ended June 30, 1998, on July 29, 1998, the Company completed the acquisition of substantially all of the assets of WCBR-FM, Arlington Heights, Illinois, a Chicago area radio station (the "Station"). Pursuant to the Asset Purchase Agreement dated April 20, 1998 (the "Purchase Agreement") by and between Darrel Peters Productions, Inc., an Illinois corporation ("DPP"), the Company acquired certain assets (the "Purchased Assets"), consisting primarily of Federal Communications Commission ("FCC") licenses, permits and authorizations to operate the Station, studio equipment, transmission equipment, broadcast equipment, translator equipment, satellite earth station equipment, auxiliary station equipment, towers, antennae, office and computer equipment and tangible personal property of every kind and description used in the operation of the Station, and certain related tangible and intangible assets, including goodwill, used primarily in connection with the operation by DPP of the Station. The cash purchase price of the Purchased Assets was $14 million. In addition to the purchase price the Company granted a credit to DPP for trade services, airtime, or such other valuable consideration, as set forth in the Trade Agreement executed between the Company and DPP and attached to the Purchase Agreement as Exhibit 2.1(b)
(the "Trade Agreement"), having value equivalent to $750,000 (the "Trade Consideration"). The Trade Consideration is to be redeemed by DPP over a ten (10) year period, in accordance with the Trade Agreement.

          The cash purchase price was paid from proceeds of the Company's private placement of $174.0 million aggregate principal amount at maturity of 111/4% Senior Discount Notes due 2005 (the "Notes") on March 17, 1998, which generated approximately $125.4 million of gross proceeds for the Company.

          (b) DPP is a privately-held company which was the licensee of the Station and, prior to the sale of the Purchased Assets, owned and operated the Station and used the Purchased Assets in such capacity. The Company intends to use these assets in the same capacity.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired (attached).

          (b)  Pro Forma Financial Information of Business Acquired (attached).

          (c)  The following exhibits are attached hereto and filed herewith:


               2.1(1) The Asset Purchase Agreement between the Company and DPP, dated April 20, 1998.

               2.2 The Trade Agreement between the Company and DPP, dated April 20, 1998.

(1) Exhibits to the Asset Purchase Agreement not filed herewith are identified in the Asset Purchase Agreement. The Company will furnish supplementally any omitted Exhibit to the Commission upon request.

                                      SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





Dated:    October 14, 1998


                                   BIG CITY RADIO, INC.

                                   By:  /s/ Paul R. Thomson
                                        --------------------------------
                                        Paul R. Thomson
                                        Vice President, Chief Financial
                                         Officer & Treasurer

Item 7.  (a)   Financial Statements of Business Acquired

                                   C O N T E N T S

                                                                            Page
                                                                            ----


INDEPENDENT AUDITORS' REPORT



FINANCIAL STATEMENTS



     BALANCE SHEET                                                           1



     LOSS AND RETAINED EARNINGS                                              2



     CASH FLOWS                                                              3



     NOTES                                                                   4-8


SUPPLEMENTARY INFORMATION                                                    9



     EXPENSES                                                                10

                             INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Darrel Peters Productions, Inc.

We have audited the accompanying Balance Sheet of Darrel Peters Productions, Inc. as of December 28, 1997 and December 29, 1996 and the related Statements of Loss, Retained Earnings and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Darrel Peters Productions, Inc. as of December 28, 1997 and December 29, 1996 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The information contained on pages 9 and 10 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Gilson Labus & Silverman
Certified Public Accountants

April 24, 1998

                           DARREL PETERS PRODUCTIONS, INC.

                                    BALANCE SHEET


                                                 December 28,   December 29,
               ASSETS                               1997           1996
                                                 -----------    -----------
CURRENT ASSETS
  Cash                                           $    94,234    $    13,264
    Current portion of certificate of deposit        510,000        550,000
  Accounts receivable, less allowance
   for doubtful accounts of $2,725 for 1997           61,400        109,772
  Inventory                                           12,300          5,350
  Other                                                8,878         10,298
                                                 -----------    -----------

     Total current assets                            686,812        688,684
                                                 -----------    -----------
PROPERTY AND EQUIPMENT
  Cost                                             1,243,316      1,203,284
  Accumulated depreciation                         1,096,680      1,068,764
                                                 -----------    -----------

     Total property and equipment                    146,636        134,520
                                                 -----------    -----------

OTHER ASSETS
  Intangible, net                                    188,083        195,708
  Other                                               47,398         47,398
                                                 -----------    -----------

     Total other assets                              235,481        243,106
                                                 -----------    -----------

TOTAL ASSETS                                     $ 1,068,929    $ 1,066,310
                                                 ===========    ===========

           LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Bank loan                                      $   490,000    $   530,000
  Accounts payable                                    11,517         33,957

  Due to related party                                96,000        110,000
  Customer deposits                                  263,372         30,225
  Due to stockholder                                 152,788        130,379
  Current portion of long-term debt                   11,067          -
    Other                                              4,633          4,368
                                                 -----------    -----------

     Total current liabilities                     1,029,377        838,929
                                                 -----------    -----------

LONG-TERM DEBT                                        22,135           -
                                                 -----------    -----------

STOCKHOLDER'S EQUITY
  Common stock, no par value, authorized
   and outstanding 1,000 shares                        1,000          1,000
  Retained earnings                                   16,417        226,381
                                                 -----------    -----------

     Total stockholder's equity                       17,417        227,381
                                                 -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY       $ 1,068,929    $ 1,066,310
                                                 ===========    ===========


            The Accompanying Notes Are an Integral Part of This Statement.

                           DARREL PETERS PRODUCTIONS, INC.

                       STATEMENTS OF LOSS AND RETAINED EARNINGS


                                                                Year Ended
                                                 December 28,  December 29,
            STATEMENT OF LOSS                       1997           1996
                                                 -----------    -----------

FEES                                             $ 1,565,323    $ 1,225,491

EXPENSES                                           1,743,837      1,294,315
                                                 -----------    -----------

LOSS FROM OPERATIONS                                (178,514)       (68,824)
                                                 -----------    -----------
OTHER INCOME (EXPENSE)
  Interest income                                     30,932         33,491
  Interest expense                                   (62,382)       (61,366)
  Other                                                 -            14,024
                                                 -----------    -----------

     Total other (expense)                           (31,450)       (13,851)
                                                 -----------    -----------

NET LOSS                                         $  (209,964)   $   (82,675)
                                                 ===========    ===========


                                                                Year Ended
                                                 December 28,  December 29,
      STATEMENT OF RETAINED EARNINGS                1997           1996
                                                 -----------    -----------


BALANCE, BEGINNING OF YEAR                       $   226,381    $   309,056
                                                 -----------    -----------

NET LOSS                                            (209,964)       (82,675)


BALANCE, END OF YEAR                             $    16,417    $   226,381
                                                 ===========    ===========



            The Accompanying Notes Are an Integral Part of This Statement.

                           DARREL PETERS PRODUCTIONS, INC.

                               STATEMENT OF CASH FLOWS


                                                                Year Ended
                                                 December 28,  December 29,
                 CHANGES IN CASH                    1997           1996
                                                 -----------    -----------

OPERATING ACTIVITIES
  Net loss                                       $  (209,964)   $   (82,675)
  Adjustments to arrive at net cash flows
    Depreciation and amortization                     35,541         35,950
    (Increase) decrease in
      Accounts receivable                             48,372        (37,356)
      Inventory                                       (6,950)        (5,350)
      Other                                            1,420         (4,362)
    (Decrease) increase in
      Accounts payable                               (22,440)       (36,084)
      Customer deposits                              233,147         12,984
      Other                                              265            462
                                                 -----------    -----------

     Net cash flows from (for)
       operating activities                           79,391       (116,431)
                                                 -----------    -----------

INVESTING ACTIVITIES
  Purchase of property and equipment                 (40,032)       (23,232)
  Redemption of certificate of deposit                40,000         60,000
                                                 -----------    -----------

      Net cash flows (for) from
       investing activities                              (32)        36,768
                                                 -----------    -----------
FINANCING ACTIVITIES
  Advances from stockholder                           30,000         50,000
  Repayment of advances from stockholder              (7,591)        (8,500)
  Advances from related party                           -           127,000
  Repayment of advances from related party           (14,000)       (17,000)
  Proceeds from auto loan                             33,202           -
  Principal repayments on equipment loan                -            (5,301)
  Principal repayments on bank loan                  (40,000)       (60,000)
                                                 -----------    -----------

     Net cash flows from financing activities          1,611         86,199
                                                 -----------    -----------

NET INCREASE IN CASH                                  80,970          6,536


CASH, BEGINNING OF YEAR                               13,264          6,728
                                                 -----------    -----------

CASH, END OF YEAR                                $    94,234    $    13,264
                                                 ===========    ===========


            The Accompanying Notes Are an Integral Part of This Statement.

                           DARREL PETERS PRODUCTIONS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 28, 1997 AND DECEMBER 29, 1996


NATURE OF OPERATIONS

     The Company owns and operates a licensed radio station WCBR-92.7 FM.
     Its primary source of revenue is the sale of advertising. Total revenue is determined by the number of advertisements aired by the station and the advertising rates that the station is able to charge. Credit is granted to substantially all customers.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     FIFTY-TWO, FIFTY-THREE WEEK YEAR

     The Company's fiscal year ends the last Sunday of December.

     BARTER TRANSACTIONS

     The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. An asset and a liability are recorded at the fair market value of the goods or services received. Barter revenue is recorded at the fair market value of the goods or services received. Barter revenue is recorded and the liability is relieved when the commercials are broadcast, and barter expense is recorded and the assets are relieved when the goods or services are received or used.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     PROPERTY AND EQUIPMENT, DEPRECIATION AND AMORTIZATION

     Property, and equipment is stated at cost. Depreciation and amortization is based upon the straight-line or accelerated methods and the estimated useful lives of the property and equipment.

     INTANGIBLE ASSET AND AMORTIZATION

     The intangible asset is a broadcast license which is amortized over a 40 year period.

                           DARREL PETERS PRODUCTIONS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 28, 1997 AND DECEMBER 29, 1996


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     ADVERTISING

     The Company records advertising expense as incurred. Advertising expense for the years December 28, 1997 and December 29, 1996 are $294,531 and $340,578, respectively.

     REVENUE RECOGNITION

     Broadcasting revenue is recognized when commercials are aired.

ADDITIONAL CASH FLOW INFORMATION

     The aggregate cash payments during the periods for interest   without
     regard to the periods in which such payments were classified as expenses in these financial statements were as follows:

                                                 December 28,   December 29,
                                                     1997           1996
                                                 -----------    -----------

     Interest                                    $    63,674    $    61,133
                                                 ===========    ===========

     NONCASH INVESTING ACTIVITY

     Certificate of deposit maturities were reinvested for December 28, 1997 and December 29, 1996 in the amounts of $510,000 and $550,000, respectively.

PROPERTY AND EQUIPMENT

     Property and equipment is summarized as follows:

                                                 December 28,   December 29,
                                                     1997           1996
                                                 -----------    -----------

     Equipment                                   $   181,810    $   181,376
     Broadcast equipment                             987,231        983,357
     Leasehold improvements                            9,740          9,740
     Automobiles                                      64,535         28,811
                                                 -----------    -----------

          Total                                  $ 1,243,316    $ 1,203,284
                                                 ===========    ===========

     Depreciation and amortization expense for the years December 28, 1997 and December 29, 1996 are $27,916 and $28,325, respectively.

                           DARREL PETERS PRODUCTIONS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 28, 1997 AND DECEMBER 29, 1996


INTANGIBLE ASSET

     The intangible asset is summarized as follows:

                                                 December 28,   December 29,
                                                     1997           1996
                                                 -----------    -----------


     Broadcast license                           $   305,000    $   305,000
     Less:  accumulated amortization                 116,917        109,292
                                                 -----------    -----------

       Intangible, net                           $   188,083    $   195,708
                                                 ===========    ===========

     Amortization expense is $7,625 for both December 28, 1997 and December 29, 1996.

RELATED PARTY TRANSACTIONS

     There were cash advances to and from the stockholder of the Company included on the Balance Sheet under the caption Due To Stockholder. The net amount due the stockholder resulting from these transactions at December 28, 1997 and December 29, 1996 are $152,788 and $130,379,
     respectively. Interest at 10% is paid monthly and there are no formal terms for repayment.

     There were cash advances to and from the stockholder's wife included on the Balance Sheet under the caption Due to Related Party. The net amount due the related party resulting from these transactions at December 28, 1997 and December 29, 1996 are $96,000 and $110,000,
     respectively. Interest at 10% is paid monthly and there are no formal terms of repayment.

     The Company rents certain office facilities from its stockholder. See Lease Commitments.

INCOME TAXES

     The Company, with the consent of its stockholder, has elected under the
     Internal Revenue Code to be an S Corporation.   In lieu of federal
     corporation income taxes, the stockholder of an S Corporation is taxed on his/her proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements. The Company is subject to state income taxes. There were no taxes due or paid for years ended December 28, 1997 and December 29, 1996.

                           DARREL PETERS PRODUCTIONS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 28, 1997 AND DECEMBER 29, 1996




BANK LOAN

     The Company has a secured bank line of credit due June 1, 1998 with interest at 7.827% paid monthly. The loan is secured by a Certificate of Deposit in the same amount as the loan at time of renewal. The loan balance was $490,000 and $530,000 at December 28, 1997 and December 29, 1996, respectively.

LONG-TERM DEBT

     Long-term debt consists of the following:

                                         Current     Non-current      Total
                                        ----------   -----------    ----------

    Automobile loan
      Due in monthly installments,
     including interest, to
     November 14, 2000.  The
     interest rate is 2.978%            $   11,067    $   22,135    $   33,202
                                        ==========    ==========    ==========

LEASE COMMITMENTS

     The Company rents its broadcasting facility. The lease expires August 31, 2002 and includes three five-year options, the last two to be negotiated at the then current market rate.

     Future minimum rental payments required are as follows:

          Year                                      Amount
          ----                                    ----------

          1998                                    $   82,247
          1999                                        84,715
          2000                                        87,256
          2001                                        89,874
          2002                                        30,252
                                                  ----------

            Total                                 $  374,344
                                                  ==========

     The Company rents certain office facilities from its stockholder on a month to month basis.

                           DARREL PETERS PRODUCTIONS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 28, 1997 AND DECEMBER 29, 1996



LEASE COMMITMENTS (CONTINUED)

     Rent expense for the years ended December 28, 1997 and December 29, 1996 consisted of the following:

                                                 December 28,   December 29,
                                                     1997           1996
                                                 -----------    -----------

     Broadcast facility                          $    79,069    $    76,766
     Office facility                                   6,851         13,098
                                                 -----------    -----------

       Total                                     $    85,920    $    89,864
                                                 ===========    ===========

SUBSEQUENT EVENT

     On August 14, 1998, Darrel Peters Productions, Inc. sold the Broadcast license of the Company to Big City Radio, Inc. (formerly Odyssey Communications, Inc.) for $14,000,000 and certain other consideration.

                              SUPPLEMENTARY INFORMATION

                           DARREL PETERS PRODUCTIONS, INC.

                                 EXPENSES INFORMATION

                                                                Year Ended
                                                 December 28,  December 29,
                                                    1997           1996
                                                 -----------    -----------

Salaries                                         $   310,648    $   238,418
Payroll taxes                                         32,286         35,253
Group insurance                                       30,919         26,009
Advertising                                          294,531        340,578
Amortization                                           7,625          7,625
Auto                                                  21,074         27,192
Commissions                                          360,949        249,394
Depreciation                                          27,916         28,325
Dues, subscriptions and music fees                    39,108         17,314
Entertainment and promotions                          13,521         14,919
Insurance                                             14,423         13,718
News fees                                              1,971          8,897
Office expense                                        18,659         25,448
Professional and technical services                   48,094         22,982
Promotion                                            373,587         81,191
Provision for doubtful accounts                       25,637         21,500
Rent                                                  85,920         89,864
Repairs and maintenance                                7,959         12,458
Telephone                                             17,346         22,311
Utilities                                             11,664         10,919
                                                 -----------    -----------

     Total expenses                              $ 1,743,837    $ 1,294,315
                                                 ===========    ===========

Item 7.  (b)   Pro Forma Financial Information of Business Acquired

                                BIG CITY RADIO, INC.
                          UNAUDITED PROFORMA BALANCE SHEET
                                   June 30, 1998
                                   (In thousands)


                                                                                 PRO FORMA     PRO
                                                                   HISTORICAL   ADJUSTMENTS   FORMA
                                                                   ----------   -----------   -----
ASSETS
Current assets:
   Cash, cash equivalents and marketable securities                   83,839    (14,000)(1)    69,839
   Accounts receivable, net of allowance for doubtful accounts         2,635                    2,635
   Other current assets                                                  489                      489
                                                                    --------   --------      --------
                      Total current assets                            86,963    (14,000)       72,963
Property and equipment, net                                            3,179         75 (2)     3,254
Intangible assets, net                                                53,282     14,525 (2)    67,807
Deferred financing fees                                                4,378                    4,378
Other assets                                                           2,272                    2,272
                                                                    --------   --------      --------
                      Total assets                                   150,074        600       150,674
                                                                    ========   ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                                    2,659        100 (3)     2,759
Senior discount notes                                                129,433                  129,433
Long-term debt, and other long-term liabilities                                     500 (4)       500
Deferred income taxes                                                    887                      887
Stockholdeers' Equity                                                 17,095                   17,095
                                                                    --------   --------      --------
                                                                     150,074        600       150,674
                                                                    ========   ========      ========


(1) To relect the cash purchase price for the acquisition.

(2) To record the preliminary estimate of the fair value of the assets acquired, subject to furthet review and appraisal.

(3) To record estimated accrued expenses directly associated with the acquisition.

(4) To reflect the estimated present value of the non-cash element (the trade agreement).

                                BIG CITY RADIO, INC.
                     UNAUDITED PROFORMA STATEMENT OF OPERATIONS
                           Six months ended June 30, 1998
                       (In thousands, except per share data)

                                                                    ACQUISITION OF   PRO FORMA         PRO
                                                       HISTORICAL      WCBR-FM      ADJUSTMENTS       FORMA
                                                       ----------     ----------    -----------     ----------
Net revenues                                                5,908            589 (1)          0          6,497
                                                       ----------     ----------     ----------     ----------
Operating expenses:
   Station operating expenses, excluding
      depreciation and amortization                         8,290            578                         8,868
   Corporate general and administrative expenses            1,180                                        1,180
   Employment stock incentives                                808                                          808
   Depreciation and amortization                            1,198             14            173 (2)      1,385
                                                       ----------     ----------     ----------     ----------

Operating loss                                             (5,568)            (3)          (173)        (5,744)
                                                       ----------     ----------     ----------     ----------

Other income (loss)                                          (143)            (4)                         (147)
Interest (expense)                                         (3,640)           (33)          (425)(3)     (4,098)
                                                       ----------     ----------     ----------     ----------

Loss before benefit from income taxes and
   extraordinary loss                                      (9,351)           (40)          (598)        (9,989)
Income tax benefit                                          1,101                            70 (4)      1,171
                                                       ----------     ----------     ----------     ----------

Loss before extraordinary loss                             (8,250)           (40)          (528)        (8,818)
Extraordinary loss                                            495                                          495
                                                       ----------     ----------     ----------     ----------

Net loss                                                   (8,745)           (40)          (528)        (9,313)
                                                       ==========     ==========     ==========     ==========

Basic and diluted loss per share:
   Loss before extraordinary loss                                                                        (0.63)
   Extraordinary item                                                                                    (0.04)
                                                                                                    ----------

Net loss                                                                                                 (0.67)
                                                                                                    ==========

Weighted average shares outstanding                                                                 13,982,253
                                                                                                    ==========

(1) Reflects the historical results of operation of WCBR-FM (dba Darrel Peters Productions, Inc.) for the period from January 1, 1998 to June 30, 1998 which was acquired on August 14, 1998.

(2) Adjustment of historical depreciation and amortization expense of the acquired business to reflect the new allocation of purchase price to the assets acquired.

(3) Reflects pro forma adjustment to increase net interest expense for indebtedness to finance the WCBR-FM acquisition, net of historical interest expense.

(4) Pro forma adjustment for the tax benefit resulting from the increase in loss from operations as a result of the acquisition of WCBR-FM.

                                BIG CITY RADIO, INC.
                     UNAUDITED PROFORMA STATEMENT OF OPERATIONS
                           Year ended December 31, 1997
                       (In thousands, except per share data)

                                                                    ACQUISITION OF   PRO FORMA         PRO
                                                       HISTORICAL      WCBR-FM      ADJUSTMENTS       FORMA
                                                       ----------     ----------    -----------     ----------
Net revenues                                               10,460          1,565 (1)          0         12,025
                                                       ----------     ----------     ----------     ----------
Operating expenses:
   Station operating expenses, excluding
      depreciation and amortization                        12,979          1,708                        14,687
   Corporate general and administrative expenses            1,745                                        1,745
   Employment stock incentives                              3,863                                        3,863
   Depreciation and amortization                            1,931             36            338 (2)      2,305
                                                       ----------     ----------     ----------     ----------

Operating loss                                            (10,058)          (179)          (338)       (10,575)
                                                       ----------     ----------     ----------     ----------

Other income (loss)                                           101                                          101
Interest (expense)                                         (4,348)           (31)        (1,041)(3)     (5,420)
                                                       ----------     ----------     ----------     ----------

Loss before benefit from income taxes and
   extraordinary loss                                     (14,305)          (210)        (1,378)       (15,893)
Income tax (loss) benefit                                  (2,300)                          200 (4)     (2,100)
                                                       ----------     ----------     ----------     ----------

Loss before extraordinary loss                            (16,605)          (210)        (1,178)       (17,993)
Extraordinary loss                                            313                                          313
                                                       ----------     ----------     ----------     ----------

Net loss                                                  (16,918)          (210)        (1,178)       (18,306
                                                       ==========     ==========     ==========     ==========

Basic and diluted loss per share:
   Loss before extraordinary loss                                                                        (1.89)
   Extraordinary item                                                                                    (0.03)
                                                                                                    ----------

Net loss                                                                                                 (1.92)
                                                                                                    ==========

Weighted average shares outstanding                                                                  9,539,000
                                                                                                    ==========

(1) Reflects the historical results of operation of WCBR-FM (dba Darrel Peters Productions, Inc.) for the period from December 30, 1996 to December 28, 1997 which was acquired on August 14, 1998.

(2) Adjustment of historical depreciation and amortization expense of the acquired business to reflect the new allocation of purchase price to the assets acquired.

(3) Reflects pro forma adjustment to increase net interest expense for indebtedness to finance the WCBR-FM acquisition, net of historical interest expense.

(4) Pro forma adjustment for the tax benefit resulting from the increase in loss from operations as a result of the acquisition of WCBR-FM.

EXHIBIT INDEX


Exhibit No.         Description of Exhibits


2.1(1) Asset Purchase Agreement by and between the Company and DPP, dated April 20, 1998.

2.2                 Trade Agreement by and between the Company and DPP, dated
                    April 20, 1998.



(1) Exhibits to the Asset Purchase Agreement not filed herewith are identified in the Asset Purchase Agreement. The Company will furnish supplementally any omitted Exhibit to the Commission upon request.